UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2025	(August 31, 2025)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01.    Completion of Acquisition and Disposition of Assets
Effective August 31, 2025, Greif, Inc. (the “Company”) completed its previously announced sale of its containerboard business, including its CorrChoice sheet feeder network (the “Containerboard Business”), to Packaging Corporation of America (“Purchaser”).
The sale of the Containerboard Business was completed in accordance with the terms of a Purchase and Sale Agreement, dated as of June 30, 2025 (the “Purchase and Sale Agreement”), as amended by Amendment No. 1 to Purchase and Sale Agreement, effective as of June 30, 2025 (“Amendment No. 1 to Purchase and Sale Agreement” and, together with the Purchase and Sale Agreement, the “Agreement”), among Purchaser, the Company, as guarantor, and Greif Packaging LLC, a wholly owned subsidiary of the Company, as seller. In accordance with the Agreement, the Company sold the Containerboard Business to Purchaser through the sale and transfer to Purchaser of the equity interests in those subsidiaries of the Company that directly owned the Containerboard Business on the date of closing. The purchase price for the Containerboard Business was $1.8 billion, subject to certain adjustments as set forth in the Agreement. The amount of the purchase price was determined by arms-length negotiations between the parties.
Other than in respect of the above described transaction, there is no material relationship between Purchaser and the Company or any of the Company’s affiliates, directors or officers or any associate of the Company’s directors or officers.
The foregoing description of the Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025, and to Amendment No. 1 to Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, filed with the Securities and Exchange Commission on August 28, 2025, each of which is incorporated herein by reference.
See also Item 9.01(b) of this Current Report on Form 8-K for Pro Forma Condensed Consolidated Financial Statements of the Company that include unaudited Pro Forma Condensed Consolidated Statements of Income for the Company for each of the years ended October 31, 2024, 2023 and 2022, presented as if the sale of the Containerboard Business had occurred on November 1, 2021.

Section 7 – Regulation FD

Item 7.01.     Regulation FD Disclosure.
On September 2, 2025, the Company issued a press release announcing the completion of the sale of the Containerboard Business. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(b)        Pro Forma Financial Information.
Unaudited pro forma condensed consolidated financial statements of Greif Inc. are filed as Exhibit 99.2 to this Current Report on Form 8-K.
(d)        Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif Inc. on September 2, 2025, regarding its completion of the sale of its Containerboard Business.
99.2	Greif Inc. Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: September 2, 2025	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President